JOINT FILER INFORMATION

NAME:                                                HSU Investments, Limited
ADDRESS:                                                3500 Lakeside Court
                                                        Suite 200
                                                        Reno, Nevada  89509

Designated Filer:                                        Jane Hsiao, Ph.D.
Issuer and Ticker Symbol:                                IVAX Corporation  (IVX)
Date of Event Requiring                                January 26, 2006
   Statement

HSU INVESTMENTS, LIMITED
By:  HSU Investment, Inc., its general partner
By:  /s/ Kristy Hsiao
        Kristy Hsiao, President